Exhibit 10.9

AGREEMENT
between
EON LABS, INC.
and
LOCAL 815—INTERNATIONAL
BROTHERHOOD OF TEAMSTERS

        AGREEMENT made this    day of            , 2002, retroactive to and effective as of the 10th day of November, 2002, by and between EON LABS INC., whose principal office is located at 227-15 North Conduit Avenue, Laurelton, New York 11413, hereinafter designated as the "EMPLOYER"; and DRUG, CHEMICAL, COSMETIC, PLASTICS AND AFFILIATED INDUSTRIES WAREHOUSE EMPLOYEES LOCAL 815, AFFILIATED WITH THE INTERNATIONAL BROTHERHOOD OF TEAMSTERS; whose office is located at 467 Sylvan Avenue, Englewood Cliffs, New Jersey 07632; hereinafter designated as the "UNION".

        IN CONSIDERATION of the premises and of the mutual and reciprocal promises herein made and obligations herein assumed, as more fully hereinafter set forth, the parties agree as follows:

        ARTICLE I—RECOGNITION: The Employer recognizes the Union as the sole and exclusive collective bargaining agent for all employees, excluding executives, non-producing supervisors, office and clerical employees, salesmen, graduate chemists, and the employee listed on Schedule "A", which schedule is attached hereto and made a part hereof. Whenever the word "employees" is used in this Agreement, it shall refer to all such employees in the bargaining unit as defined above.

        All employees shall, as a condition of continued employment, become and remain members of the Union in good standing after they have completed thirty days of employment or thirty days after execution of this Agreement, whichever is later; provided, however, that no employee shall be removed from his employ under this Paragraph so long as he continues to tender uniform dues and initiation fees to the Union after such thirty-day period. Any employee who fails to maintain his membership to the extent of not paying uniform dues and initiation fees after such thirty-day period, shall be discharged by the Employer within forty-eight hours after receipt of notice from the Union that such employee has not paid uniform dues and initiation fees.

        There shall be a trial period of thirty days for all new employees commencing with the first day of employment, and during such trial period the Employer may discharge such employee, and such discharge shall be final and shall not be subject to arbitration as provided herein. Trial periods may be extended an additional 30 days by mutual agreement between the Employer, Employee, and the Union in writing. The Union shall not unreasonably withhold its consent to such a request.

        ARTICLE II—DISCHARGE FOR CAUSE: The Employer may discharge any employee at any time for just cause. In the event the employee is proven to have committed an act amounting to dishonesty or criminal negligence or violates any section of the Food, Drug and Cosmetic Act, or other similar Federal, State or Local Health Laws, the Employer may summarily discharge such employee.

        ARTICLE III—SENIORITY: (A) Seniority shall consist of length of continuous service with the Employer from the date of employment as an employee within the bargaining unit on a plant-wide basis, for the purpose of computing benefits of employment accruing to employees under this Agreement. Plant-wide seniority will be observed in layoffs, reduction of working forces and recall, providing and depending upon the skill and ability of an employee to perform the necessary and required duties of work to be performed.

          (B)  Seniority shall cease and be ended:

            1.    If the employee shall voluntarily leave the service of the Employer;

            2.    If the employee is discharged from employment for just cause;

            3.    If the employee, after being laid off, shall fail to report to the Employer's employment office within three working days after receipt of a notice in writing by the Employer, which notice shall be sent by registered mail to the employee's last post office address;

            4.    If the employee has been laid off for a continuous period of one year or more;

            5.    If the employee is granted a leave of absence by the Company and does not report back to work on the designated day.

          (C)  The Employer may reduce the number of employees employed in the plant, or the number of employees in any particular operation, whenever it may deem it necessary in accordance with Article III as stated herein.

          (D)  The Employer shall post all job openings covered by the Collective Bargaining Agreement, and give all current employees not less than seventy-two hours in which to express interest.

        Selection for the position shall continue to be based on the Employer's assessment of candidates' (both internal and external) overall suitability, including skill, ability, training, and Employer needs. Seniority shall be considered where the Employer's assessment of suitability is that candidates are equally suited for the position. Employees who successfully bid upwards shall receive a wage increase of $0.50 per hour. Such hourly increase shall be effective at the end of a thirty-day evaluation period and shall be retroactive to the first day in the new position. There shall be no lateral bids.

        ARTICLE IV—DUES CHECKOFF: The Employer shall deduct uniform membership dues and initiation fees from the employees' salaries, and make such deductions from the first full week's payroll in each month and transmit all such funds deducted no later than the fifteenth day of each month. All funds deducted from the employees' salaries for the payment of such dues and initiation fees shall be held in trust by the Employer and shall be considered at all times the property of the Union, provided, however, that prior to making such deductions the Employer has received from each employee on whose account such deductions are made a written assignment, which shall not be irrevocable for a period of more than one year or beyond the termination date of this Agreement, whichever occurs sooner, and which may contain a clause that such assignment shall be automatically renewed for additional periods of one year, unless the employee shall terminate such assignment in writing within thirty days prior to any expiration date thereof.

        ARTICLE V—ALLIED HEALTH & WELFARE FUND: It is hereby agreed by and between the respective parties that, commencing with the week ending November 15, 2002 (being a continuation of contributions previously made), the Employer shall pay to the Allied Welfare Fund the sum of Seventy-Five ($75.00) Dollars, and commencing with the week ending November 14, 2003 the sum of Seventy-Seven ($77.00) Dollars, and commencing with the week ending November 12, 2004 the sum of Seventy-Nine ($79.00) dollars each and every week for each employee who is employed within the bargaining unit, commencing with the first day of employment of such employee, regardless of whether such employee is a member of the Union and regardless of the number of hours worked during the week. The Employer shall submit to the Fund a list of the employees for whom such payments are made. Vacations, holidays and sick leave with pay shall be deemed time worked. The Employer's payroll records, social security records or other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Allied Welfare Fund and shall be held subject to the provisions of a trust indenture effective January 26, 1954 and any amendments, changes or additions thereto. The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees deadlock on the administration of the Fund, they shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The trustees shall make provisions for an annual audit of the Fund. A statement of the results shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

        Such contributions shall be used for the purpose of providing insurance, welfare, major medical insurance and similar benefits for employees employed by the Employer, employees employed by all other employers similarly situated, their families, and the payment of reasonable administrative expenses of the Fund; and shall, in addition, be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder. Neither the Union, nor any member of the Union individually or collectively; nor any International Union, nor any body with which the Union may be affiliated; nor any participating employer individually or collectively; nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part thereof; nor to any accounting, supervision or control thereof, of whatsoever kind or nature. All monies, contributions, property, assets of the Fund and those hereafter acquired; and the ownership control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or to any part thereof; nor to any accounting, supervision or control thereof of whatsoever kind or nature; nor any claim against the Union, participating employers, or the trustees, or to the contributions of his or her employer to the Fund or any assets or monies held by the Fund except such benefits as are provided for by the plan and/or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture, as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Fund shall be final and conclusive.

        All payments shall be due and payable on the first day of each month, for the preceding month. If the Employer fails to make a payment or payments required hereunder, on or before the tenth day of the succeeding month, then the Trustees may require, and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

        From and out of the contributions made to the Allied Welfare Fund as specified above, Eight Dollars per employee per week shall be unconditionally and irrevocably allocated and paid to the Union Mutual Medical Fund subject to the provisions of a trust indenture effective September 6, 1978 and any amendments, changes or additions thereto, for the benefit of retired employees of the Employer and retired employees of all other employers similarly situated and their families who are receiving pension benefits from the Union Mutual Fund, and those employees of the Employer and of all other employers similarly situated whose pension benefits from the Union Mutual Fund have been vested and who, in either case, are and remain members in good standing of the Union Mutual Benefit Association. All sums contributed to the Union Mutual Medical Fund and the affairs of said Fund shall be managed and administered by a Board of Trustees equally representative of the employers and the participants. All of the foregoing conditions and provisions applicable to the Allied Welfare Fund shall be equally applicable to the Union Mutual Medical Fund.

        ARTICLE VI—UNION MUTUAL FUND: It is hereby agreed by and between the respective parties that, commencing with the effective date of this Agreement (being a continuation of contributions previously made), the Employer shall pay to the Union Mutual Fund the sum of Twenty-Four Dollars each and every week for each employee who is employed within the bargaining unit commencing with the first day of employment of such employee, regardless of whether such employee is a member of the Union and regardless of the number of hours worked during the week; and the Employer shall submit to the Fund a list of the employees for whom such payments are made. Vacations, holidays and sick leave with pay shall be deemed time worked. The Employer's payroll records, social security records and other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Union Mutual Fund and held subject to the provisions of a trust indenture effective November 1, 1955 and any amendments, changes or additions thereto. The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees deadlock on the administration of the Fund, the two shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The trustees shall make provisions for an annual audit of the Fund, a statement of the result of which shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

        The Fund shall be used for the purpose of providing pensions and/or annuities and similar benefits for employees employed by the Employer, employees employed by all other employers similarly situated, the payment of reasonable administrative expenses of the Fund and shall, in addition, be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture, or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder. Neither the Union, nor any member of the Union individually or collectively; nor any International Union; nor any body with which the Union may be affiliated; nor any participating employer individually or collectively; nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof either directly or indirectly, shall have any right, title, interest or claim in or to the Fund, or any part thereof; nor to any accounting, supervision or control thereof of whatsoever kind or nature. It is understood and agreed that the Employer and all other employers similarly situated may have a continuing financial obligation pursuant to the provisions of the Employee Retirement Income Security Act of 1974, in the event of termination or partial termination of the Fund. All monies, contributions, property, assets of the Fund and those hereafter acquired; and the ownership, control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part thereof; nor to any accounting, supervision or control thereof of whatsoever kind or nature; nor any claim against the Union, participating employers or the trustees; nor to the contributions of his or her employer to the Fund; nor to any assets or monies held by the Fund except such benefits as are provided by the plan and/or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture, as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Trust Fund shall be final and conclusive.

        All payments shall be due and payable on the first day of each month, for the preceding month. If the Employer fails to make a payment or payments required hereunder, on or before the tenth day of the succeeding month, then the Trustees may require, and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

        ARTICLE VII—WORKDAY/WORKWEEK: (A) For full time employees, forty hours shall constitute the normal work week, Monday through Friday inclusive, eight hours per day. The number of hours to be worked shall be designated by the Employer and may be varied from time to time as the Employer may find it necessary.

          (B)  Hours worked in excess of forty hours in any workweek or eight hours in any one day shall be paid for at one and one-half times the regular straight-time rate of pay; it being specifically understood that there shall be no duplicate of pay for overtime work. Excused absences shall be deemed time worked insofar as the provisions of this Paragraph are concerned.

          (C)  All hours worked on Sunday shall be paid for at the rate of double time.

          (D)  Each employee shall be allowed three minutes at the start of his or her work shift for clocking-in, and said three minutes will not be deducted from the employee's pay.

          (E)  Each employee arriving more than three minutes late at the start of his or her work shift, shall clock-in at the next quarter hour immediately after their arrival.

          (F)  Each employee shall receive a five minute wash-up period each day, at the conclusion of his or her work shift.

        ARTICLE VIII—Shift Differential: (A) Shift designations will be based on an employee's regularly scheduled start time, as follows:

Shift	Regularly Scheduled Start Time
First	6:00 a.m. – 10:00 a.m.
Swing	10:01 a.m. – 2:00 p.m.
Second	2:01 p.m. – 6:00 p.m.
Third	6:01 p.m. – 5:59 a.m.

          (B)  Shift differential will be paid for time actually worked and paid time off (including holidays, vacations and sick days as follows:

Shift	Differential
First	—
Swing	5%
Second	10%
Third	15%

          (C)  Work performed at the end of an employee's regularly scheduled work shift will be deemed a continuation of the employee's shift and overtime shall be paid based on the employee's base rate of pay (including shift differential, if applicable) and will not be considered a new (later) shift. By way of example, an employee regularly scheduled to work 8:00 a.m. to 4:30 p.m. is first shift. If such employee continues and works from 4:30 p.m. until 6:30 p.m., such additional two hours will be paid at the rate of one and one-half times the first shift, and not the second shift, rate.

          (D)  Work performed prior to an employee's regularly scheduled work shift will be paid at the rate applicable to the employee's regularly scheduled work shift. By way of example, an employee regularly scheduled to work 3:00 p.m. to 11:30 p.m. is second shift. If such employee reports early and works from 1:00 p.m. to 11:30 p.m., such additional two hours (1:00 p.m. to 3:00 p.m.) will be paid at the rate of one and one-half times the second shift rate.

        ARTICLE IX—Shift Assignments and Starting Times: (A) The Employer has the absolute right to determine the number of employees and the work to be performed on any shift.

          (B)  (1) In the event the Employer seeks to fill positions on a particular shift, it will first seek volunteers from among those employees qualified to perform the work. Selections from an excess of qualified volunteers will be on the basis of greatest seniority. In the event of insufficient qualified volunteers, qualified employees will be re-assigned involuntarily on the basis of least seniority. No employee will be so involuntarily reassigned on less than five (5) working days' notice.

          (B)  (2) The provisions of Sub-Section B(1) notwithstanding, the Employer may involuntarily reassign qualified employees between shifts, out of seniority order, each for periods of up to two (2) months when, in the Employer's good faith business judgment, such action is necessary to allow the shifts in question to operate efficiently. No employee will be so involuntarily reassigned on less than five (5) working days' notice.

          (C)  Within each shift, the Employer may set and assign staggered or common scheduled starting times, the number of employees to be scheduled to start at any particular time, and each individual employee's starting time, regardless of seniority, provided, however, that the Employer seeks first to fill particular start times with volunteers from among qualified employees before it assigns or re-assigns an employee a start time involuntarily. No employee will be so involuntarily reassigned on less than five (5) working days' notice.

        ARTICLE X—PART TIME EMPLOYEES: (A) The Employer shall have the right to hire and utilize part-time employees to be assigned to the Employer's second or third shifts, as elsewhere defined. For purposes of this provision, "part-time" shall mean an employee generally assigned, on average, to one or more work days per week generally consisting, on average, of six (6) hours or fewer.

          (B)  Part-time employees shall accrue seniority on the same basis as, but be maintained on a separate seniority list from regular employees. The trial period shall be measured in terms of workdays for part-time employees. The Employer shall contribute to the Welfare, Pension and Vacation funds on behalf of part-time employees as for regular employees. Part-time employees shall earn vacation pay and receive holiday pay and other benefits on a pro rata basis based on their regularly assigned hours. Part-time employees shall receive premium, as opposed to straight time pay for overtime in excess of 8 hours per day.

          (C)  Part-time employees shall be laid off in reverse order of their part-time seniority. However, no full-time employee may be laid off if any part-time employee is then employed in the same department as then constituted by the Company. A full-time employee whose position is eliminated in a layoff may bump into a part-time position, providing and depending upon the skill and ability of the full-time employee to perform the necessary and required duties of work to be performed, and shall, for bumping purposes, be deemed to have greater part-time seniority than any part-time employee. A laid off full-time employee who bumps into a part-time position does not as a result forfeit his or her recall rights with respect to full-time employment pursuant to Article III.

        ARTICLE XI—HOLIDAYS: (A) Each full-time employee covered by this Agreement shall receive eight hours of straight-time pay at his or her regular hourly rate of pay (including shift differential, where applicable) for the following holidays:

2 0 0 3
New Year's Day	Wednesday	January 1
Martin Luther King	Monday	January 20
Presidents' Day	Monday	February 17
Good Friday	Friday	April 18
Memorial Day (Observed)	Monday	May 26
July 4th	Friday	July 4
Labor Day	Monday	September 1
Columbus Day (Observed)	Monday	October 13
Thanksgiving	Thursday Friday	November 27 November 28
Christmas Eve	Wednesday	December 24
Christmas	Thursday	December 25
Floating Holiday in lieu of Birthday	Friday	December 26

2 0 0 4
New Year's Day	Thursday	January 1
Floating Holiday (In Lieu of Birthday)	Friday	January 2
Martin Luther King	Monday	January 19
Presidents' Day	Monday	February 16
Good Friday	Friday	April 9
Memorial Day (Observed)	Monday	May 31
July 4th	Monday	July 5
Labor Day	Monday	September 6
Columbus Day (Observed)	Monday	October 11
Thanksgiving	Thursday Friday	November 25 November 26
Christmas	Thursday	December 23 (For Christmas Day December 25)
Christmas Eve	Friday	December 24
2 0 0 5
New Year's Day	Friday	December 31 (For Saturday January 1)
Martin Luther King	Monday	January 17
Presidents' Day	Monday	February 21
Good Friday	Friday	March 25
Memorial Day (Observed)	Monday	May 30
July 4th	Monday	July 4
Labor Day	Monday	September 5
Columbus Day (Observed)	Monday	October 10
Thanksgiving	Thursday Friday	November 24 November 25
Floating Holiday in lieu of Birthday	Thursday	December 22
Christmas Eve	Friday	December 23 (For Saturday December 24)
Christmas	Monday	December 26 (For Christmas Day Sunday December 25)

provided, however, that the employee is not absent from work his or her regular working day preceding or his or her regular working day following the said holiday. It is to be understood that Friday is the regular working day preceding Monday and Monday is the regular working day following Friday.

          (B)  The Employer may keep its plant closed on any Monday if any one of the above-listed holidays falls on a Tuesday, or may keep its plant closed on any Friday if any one of the above listed holidays falls on a Thursday. Such action shall not deprive an employee of absolute pay for holidays listed herein.

        ARTICLE XII—VACATION: (A) It is hereby agreed by and between the respective parties that effective as of November 10, 2002, (being a continuation of contributions previously made) the Employer shall contribute to the Vacation Fringe Benefit Fund the sum of Ten and Four-Tenths Per Cent (10.4%) of the Employer's total, gross, straight-time payroll expense for each employee covered by the Agreement regardless of whether or not any such employee is a member of the Union and regardless of the number of hours worked during the week. Such payments shall be made weekly for the last preceding payroll week. A list containing the names and straight-time, weekly earnings of each employee in the bargaining unit shall accompany each such payment. The Employer's payroll records, social security records and other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Vacation Fringe Benefit Fund and shall be held subject to the provisions of a trust indenture dated February 17, 1971 and any amendments, changes or additions thereto.

        The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees deadlock on the administration of the Fund, they shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The trustees shall make provisions for an annual audit of the Fund. A statement of the results shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

        The Fund shall be used for the purpose of providing annual and supplementary vacation benefits, jury duty reimbursement and for such approved similar and related purposes and benefits, and for the payment of the reasonable administrative expenses of the Fund, as the trustees may determine. By executing this Agreement, the Employer hereby authorizes the Trustees of the Vacation Fringe Benefit Fund, on its behalf, as its express agent, and in its name and stead, to remit to the appropriate Federal taxing authorities, the Employer's share of any FICA taxes owed by the Employer as a result of vacation and/or fringe benefit payments made by the Fund to employees of the Employer, together with the employee's share of any such taxes, and, where applicable to remit to the appropriate State taxing authorities the disability taxes owed as a result of such payments. Similarly, by executing this Agreement, the Employer hereby authorizes the Trustees of the Fund on its behalf, as its express agent and in its name and stead, to issue to the appropriate governmental agencies and to its employees receiving vacation and/or fringe benefit payments through the Fund, Federal, State and City earnings statements showing gross wages, FICA tax withheld, FICA wages, State income tax withheld and local tax withheld as a result of such vacation and/or fringe benefit payments by the Fund. The Trustees of the Fund shall have no obligation to report wages earned by the Employer's employees, except such wages as are transmitted to the Employer's employees by the Fund.

        All monies paid to the Fund shall be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder. Neither the Union, nor any member of the Union individually or collectively; nor any International Union; nor any body with which the Union may be affiliated; nor any participating Employer individually or collectively, nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part thereof, nor to any accounting, supervision or control thereof, of whatsoever kind or nature.

        All monies, contributions, property, assets of the Fund and those hereafter acquired and the ownership, control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or to any part thereof; nor to any accounting, supervision or control thereof, of whatsoever kind or nature; nor any claim against the Union, participating employers or the trustees, or to the contributions of his or her Employer to the Fund or any assets or monies held by the Fund except such benefits as are provided for by the Fund and/or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Fund shall be final and conclusive.

        All payments shall be due and payable on the first day of each week, for the preceding week. The foregoing notwithstanding, however, if the Employer fails to make all payments required hereunder, on or before the tenth day of the month for the preceding month, then the Trustees may require, and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

        Conditioned upon the Employer's timely payment in full to the Fund of all of its obligations as specified herein, no further liability whatsoever shall attach hereunder to the Employer; and no claim can, shall or may be made by any employee against the Employer based upon the terms hereof for any reason whatsoever.

          (B)  For employees employed prior to November 10, 1987, the amount of vacation shall be determined as of July 1st of each year in accordance with the following schedule:

Less than six months of employment	None
Six months but less than one year of employment	One week (40 hours)
One year but less than five years of employment	Three weeks (120 hours)
Five years but less than twenty years of employment	Four weeks (160 hours)
Twenty or more years of employment	Five weeks (200 hours)

        For employees employed on and after November 10, 1987, vacations shall be determined as of July 1st of each year in accordance with the following schedule:

Less than six months of employment	None
Six months but less than one year of employment	One week (40 hours)
One year but less than five years of employment	Two weeks (80 hours)
Five years but less than eight years of employment	Three weeks (120 hours)
Eight years but less than twenty years of employment	Four weeks (160 hours)
Twenty or more years of employment	Five weeks (200 hours)

        In determining eligibility for vacation leaves, all computations shall be based upon each employee's total length of employment with the Employer. No deductions shall be made from an employee's accumulated service except for periods of nonemployment by the Employer. Such deductions shall be made in accordance with the provisions of the trust indenture, and/or resolutions adopted by the trustees.

        Full power and authority will be lodged in the trustees of the Vacation Fringe Benefit Fund to determine the extent of service credits to be allocated to each employee as well as the rules and regulations pursuant to which employees will be paid for any earned vacation pay.

        In accordance with the rules and regulations of the Fund and at such intervals as they determine appropriate, the trustees of the Fund shall transmit to each employee on whose behalf contributions have been made to such Fund, an amount equal to the sum of such employee's vacation leave entitlement multiplied by such employee's regular straight-time, hourly rate of pay as of the date of such employee's vacation leave. This sum will be diminished by the amount of any vacation payments made by the Fund to such employee during the preceding vacation year (i.e. the period from July 1 of the preceding year through June 30 of the current year).

        Part-time employees shall receive vacation leave and vacation pay on a pro rata basis.

        Vacations shall be taken during the months of July through September of each and every year. Vacation schedules shall be designed by the Employer at least thirty days prior to July 1. Vacations shall be taken during the designated time only, except where permission is given in writing by the Company to be taken at some other time. The Employer shall have the right to designate a two or three week period during which the plant shall close in order that all employees may take a common vacation.

        Vacation time in excess of two weeks need not be consecutive, unless permission is so granted by the Employer. The Company agrees to schedule the excess of vacation time before the anniversary date of the contract, giving due consideration to production schedules and employees' wishes. The Employer shall have the right to direct the Vacation Fringe Benefit Fund to, and the Fund shall, upon such direction, pay for the third, fourth and fifth week's vacation, in lieu of vacation time off, providing it is agreeable to the employee.

        Employees whose employment terminates prior to July 1 of any year, other than by virtue of a discharge for just cause, shall receive vacation pay on a pro-rata basis dating from the prior vacation cutoff.

        ARTICLE XIII—BREAKS: Each full-time employee shall receive two ten minute paid rest periods during each work shift, approximately at the mid-point of the first half of each shift and approximately at the mid-point of the second half of each shift at times to be designated by the Employer.

        Part-time employees who work in excess of four hours on any shift shall receive one ten minute paid rest period during each such shift.

        ARTICLE XIV—MANAGEMENT RIGHTS: (A) The Union recognizes that management of the business of the Employer rests solely and exclusively with the Employer; and the Employer shall have the exclusive control and supervision of its operations; and the Union agrees not to interfere with any of the Employer's rights and prerogatives.

          (B)  The Union recognizes that it is to the interest of both the Union and the Employer that the Employer shall receive the Union's full cooperation in maintaining operating efficiency and agrees to cooperate with the Employer to obtain the greatest amount of production in the Employer's operations consistent with sound working conditions and other provisions of this Agreement.

          (C)  The Employer shall be the sole judge of the ability of any employee to perform the work covered by the contract or the agreed wage rate or wage scale, and reclassification in accordance therewith shall be in the sole discretion of the Employer in the first instance, subject, however, to the grievance procedure where an employee claims he has the ability to perform the work.

          (D)  The Employer shall in all instances be the sole and exclusive judge of the fitness and competency of any new employee during their trial period for the work to be performed, and the Employer shall have the sole discretion in the selection and choice of new employees.

          (E)  The Employer and the Union agree to cooperate in continuing to maintain policies and practices which prevent discrimination against any employee or applicant for employment because of race, color, religion, sex, age or national origin, or any other basis prohibited by applicable law, and further to affirmatively cooperate in the implementation of Presidential Executive Order #11246, its regulations, and other lawful requirements intended to prevent any such discrimination.

        ARTICLE XV—UNION VISITATION: After reporting his presence at the office, any authorized representative of the Union shall be permitted to enter the Employer's place of business at any time for the adjustment of disputes, grievances or any other matters that may require a representative's presence.

        ARTICLE XVI—GRIEVANCE PROCEDURE: Should any dispute arise concerning the application, interpretation, effect, purpose or breach of any term or condition of this Agreement, including any amendment or addendum to this Agreement, or in the event that there shall exist any claim, demand, dispute, or controversy between the parties hereto, the parties hereto shall first attempt to settle and adjust such claim, demand, dispute, or controversy by negotiation. In the event that said matter shall not be completely settled and adjusted, the parties agree to submit the question, including any damages that have been suffered, to arbitration in the following manner:

        Step 1: A grievance by the Union shall be submitted to the Employer's designated representative within one (1) month of the occurrence of the event in issue or it shall be deemed waived. If the Union and the Employer representatives cannot resolve the matter within two (2) weeks, it may be submitted to Step 2.

        Step 2: A grievance not settled at Step 1 shall be submitted to arbitration within two (2) months of the occurrence of the event in issue or it shall be deemed waived. A demand for arbitration shall be submitted to the American Arbitration Association ("AAA") within the City of New York, with a copy to the other party, for designation of an arbitrator pursuant to the AAA Labor Arbitration Rules. The arbitrator so designated shall serve as sole arbitrator of the dispute between the parties, and shall designate the time and place of the arbitration, provided that the place of the arbitration shall be within the City of New York.

        In the event of the failure of either party to be present at the time and place designated for the arbitration, then the arbitrator shall have the right to listen to the party appearing at the time and place for arbitration and shall have the power to render a decision based on the testimony before him. The decision of the arbitrator shall be final and binding upon both parties hereto and may be entered as a final decree or judgment in the Supreme Court of the State of New York, Queens County. The cost of arbitration shall be borne equally by the Employer and the Union. It is the intent of the parties that all disputes between them regarding this Agreement, including any amendment or addendum, shall be submitted to arbitration between them as provided herein, and that no defense to prevent the holding of such arbitration shall be permitted. Service of any document or notice referred to herein, or service of any notice required by law in connection with arbitration proceedings may be made by registered or certified mail.

        ARTICLE XVII—PAST PRACTICE: All good conditions, customs and privileges enjoyed by the employees prior to the execution of this Agreement, except as limited, changed or abolished by the terms of this Agreement, shall continue in full force and effect without interruption or suspension as though they were actually enumerated herein.

        ARTICLE XVIII—NO STRIKE OR LOCKOUT: (A) Since it is the intent of the parties of this Agreement that the procedures herein provided shall serve as a means for peaceful settlement of all differences, disputes, complaints and grievances that may arise between them, it is agreed that the Union shall not authorize nor encourage nor participate in any strike or work-stoppage or slowdown, and the Employer agrees that there shall be no lockouts.

          (B)  In the event of any unauthorized strike or stoppage during the life of this Agreement, there shall be no liability on the part of the Union or any of its officers, agents or members not participating in the strike or stoppage. The Union agrees and undertakes to discipline any of its members who engage in any unauthorized strike or stoppage, and agrees that the Employer may discharge any employee who participates in such unauthorized strike or stoppage.

        ARTICLE XIX—TEAMSTER 401(k): The Employer hereby agrees to participate in the Teamsters-National 401(k) Savings Plan (the "Plan") on behalf of all employees represented for purposes of collective bargaining under this Agreement.

        The Employer shall make or cause to be made payroll deductions from participating employees' wages, in accordance with each employee's salary deferral election, subject to compliance with ERISA and the relevant tax code provisions. The Employer shall forward withheld sum to State Street Bank or its successor at such time, in such form and manner as required pursuant to the Plan and Declaration of Trust (the "Trust").

        The Employer shall execute a Participation Agreement with Local Union No. 815 and the Trustees of the Plan evidencing employer participation in the Plan effective prior to any employee deferral being received by the Plan.

        In addition, the Employer agrees to require the payroll system to provide separate paycheck deductions so that the Plan may allow participant loans.

        ARTICLE XX—VOLUNTARY BONUS: Except as specified in Article XXIV, the payment by the Employer of Christmas or other bonuses is entirely voluntary and solely in the discretion of the Employer, any such payment is not deemed part of the pay structure, and any such payment is not deemed a precedent.

        ARTICLE XXI—INVENTORY: In the event the Employer decides to conduct its inventory on a regularly scheduled work day, no employee shall lose any pay as a result of the taking of such inventory.

        ARTICLE XXII—WORK SHOES: Where work shoes or other special footwear are required, such footwear shall be supplied by the employee, who shall be reimbursed an amount up to the average retail sale price for a standard pair of such footwear. In the event such footwear wears out or is damaged, such shall be replaced by the employee who shall be reimbursed by the Employer in accordance with the formula referred to above, provided that the wear or damage has been shown to the Employer prior to replacement, and provided further that such damage is not due to the employee's negligence.

        ARTICLE XXIII—LAYOFF NOTICE: The Shop Steward, the Union and each initially affected employee will be notified five days in advance of any layoff due to lack of work, except in the case of emergency which is beyond the control of the Employer.

        ARTICLE XXIV—WAGE INCREASES: (A) Effective as of and retroactive to November 10, 2002, each employee on the Employer's payroll as of such date shall receive a general wage increase of Twenty-Eight (28.00) Dollars per week ($.70 per hour).

          (B)  On or before December 16, 2002, each employee who is on the payroll as of November 10, 2002, shall receive a bonus of $400.

          (C)  Effective November 10, 2003, each employee on the Employer's payroll as of such date shall receive a general wage increase of Twenty-Four ($24.00) Dollars per week ($.60 per hour).

          (D)  Effective November 10, 2004, each employee on the Employer's payroll as of such date shall receive a general wage increase of Twenty-Four ($24.00) Dollars per week (.60 per hour.).

          (E)  On or before December 16, 2003 and again on or before December 16, 2004, each employee on the Employer's payroll as of November 10, 2003 and November 10, 2004, respectively shall receive a bonus in accordance with the bonus schedule set forth below:

Bonus Schedule
Less than six months of employment	$50.00
Six months but less than one year of employment	$100.00
One year or more of employment	$150.00

        FICA payments on these bonuses shall be the Employer's responsibility.

          (F)  Effective November 10, 2002, the following starting and progression rates of pay shall prevail:

Start	After 30 Days	After 6 Months
$320.00	$330.00	$340.00

          (G)  Employees hired at the thirty day rate or higher shall receive a wage increase of Four Dollars ($4.00) per week ($.10 per hour) after thirty days of employment and all general wage increases thereafter.

        The minimum starting rate shall be at least one dollar ($1.00) per hour ($40.00 per week) in excess of the Federal or New York State minimum wage (whichever shall be higher). The thirty day rate shall always be Ten Dollars ($10.00) per week in excess of the starting rate. The six month rate shall always be Twenty Dollars ($20.00) per week in excess of the starting rate.

          (H)  Employees on the payroll as of the date of any general wage increases shall receive either the general wage increase or their appropriate progression rate, whichever shall be greater.

        ARTICLE XXV—SEVERANCE: In the event the Employer terminates its operations in whole or part or moves them in whole or part to another location, more than thirty miles straight-line distance from its resent location in Laurelton, New York, all employees who lose their jobs as a direct result of the termination and, in the case of a relocation as above described, employees who cannot accompany their jobs to the new location, shall be entitled to severance payments in the amount of one week's pay or proportionate part thereof for each year of employment or proportionate part thereof. The Employer agrees to be solely responsible for all severance payments.

        ARTICLE XXVI—SICK TIME: All employees who have been employed for twelve months or longer as of the start of any contract year, shall be entitled to five (5) days of paid sick leave during such contract year.

        Newly hired employees, and employees employed for less than twelve months as of the start of any contract year shall not be entitled to any paid sick leave during the first six months of their employment. After six months, but less than eight months of employment, such employees shall be entitled to one (1) day of paid sick leave. After eight months but less than ten months of employment, such employees shall be entitled to one additional day of paid sick leave. After ten months, but less than twelve months of employment, such employees shall be entitled to one additional day of paid sick leave. After twelve months of employment, such employees shall be entitled to five (5) days of sick leave minus any days of sick leave utilized during the current contract year. Thereafter, all such employees shall receive five days of paid sick leave during each succeeding contract year.

        All employees shall be reimbursed on the anniversary of this Agreement for all unused sick leave. Such employees shall receive one day's wages for each day of unused sick leave to be paid at the rate of pay effective at the time said sick leave was unused.

        Employees shall not be required to provide a doctor's note or other substantiating evidence in order to be eligible to receive sick leave pay, provided however, that employees shall telephone the Employer as early as practicable, but in no event later than one-half hour prior to the start of the employee's scheduled shift on the first day of any illness to advise the Employer concerning the absence and its anticipated length. Failure to so notify the Employer may result in a disallowance of sick pay.

        The foregoing notwithstanding, the Employer may require a doctor's note in the event an employee claims more than three (3) consecutive days of paid sick leave. The Employer may also require employees absent for three (3) consecutive days or more as a result of illness to provide a certificate of fitness to return to work.

        ARTICLE XXVII—CONTRACT EXPIRATION: On November 10, 2005, and at the expiration of each annual period thereafter, the Union shall have the right to reopen the contract in order to renegotiate wages and other benefits for all employees. Should the parties fail to agree, the Union shall have the right to terminate this Agreement and may thereafter engage in a strike or similar concerted work stoppage.

        ARTICLE XXVIII—TERM OF AGREEMENT: This Agreement shall become effective as of November 10, 2002 and shall remain operative and binding upon the parties thereto, their heirs, successors, assignees, administrators, and trustees in bankruptcy up to and including November 9, 2005, and shall automatically continue thereafter for annual periods, and may terminate by one party giving the other at least sixty days' notice by registered mail prior to any expiration period of its intention to terminate this Agreement.

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands this 30th day of December, 2002.

DRUG, CHEMICAL, COSMETIC, PLASTICS AND AFFILIATED INDUSTRIES WAREHOUSE EMPLOYEES LOCAL 815, AFFILIATED WITH THE INTERNATIONAL BROTHERHOOD OF TEAMSTERS
By:	/s/ GEORGE L. MIRANDA George L. Miranda, Secretary-Treasurer/CEO
By:	/s/ ROBERT BELLACH Robert Bellach, President
EON LABS INC.
By:	/s/ WILLIAM F. HOLT	VP Finance

	Employer	Title

LOCAL UNION NO. 815
 DRUG CHEMICAL COSMETIC PLASTICS AND AFFILIATED INDUSTRIES WAREHOUSE EMPLOYEES
Affiliated with the
 International Brotherhood of Teamsters

GENERAL OFFICE: 467 SYLVAN AVENUE    •    ENGLEWOOD CLIFFS, NEW JERSEY 07632

[Teamster's Logo]	PHONE: (201) 567-5552 • (212) 695-3985 • FAX (201) 567-2435

EON LABS, INC.
SCHEDULE "A"

Excluded Employee:

Frank S. Mellone

LOCAL UNION NO. 815
 DRUG CHEMICAL COSMETIC PLASTICS AND AFFILIATED INDUSTRIES WAREHOUSE EMPLOYEES
Affiliated with the
 International Brotherhood of Teamsters

GENERAL OFFICE: 467 SYLVAN AVENUE    •    ENGLEWOOD CLIFFS, NEW JERSEY 07632

[Teamster's Logo]	PHONE: (201) 567-5552 • (212) 695-3985 • FAX (201) 567-2435

                      November 10, 2002

Eon Labs, Inc.
227-15 North Conduit Avenue
Laurelton, NY 11413

Gentlemen:

This is to confirm our understanding that your contributions to the Vacation Fringe Benefit Fund consist of two components. The first component (vacation component) is to be contributed in the amount of Eight and Four Tenths Per Cent (8.4%) of your gross, straight-time payroll expense for bargaining-unit employees and is intended to cover the cost of vacation payments made in accordance with the terms of the collective bargaining agreement, including disability taxes and the Employer's and employees' share of FICA taxes.

The second component (fringe component) in the amount of Two Per Cent (2%) of your gross, straight-time, payroll expense for bargaining-unit employees is intended to cover the cost of supplementary vacation benefits, jury duty reimbursement and other approved similar and related purposes and benefits, as the trustees may determine.

Your vacation component contributions will be subject to an annual audit and review. In the event that your vacation component contributions, including disability taxes and the Employer's and employees' share of FICA taxes, are less than the annual vacation payments made by the Fund in accordance with the terms of the collective bargaining agreement, you will be required to remit the balance immediately.

Furthermore, by signing this letter, you specifically agree to adjust your vacation component contribution rate, upon notification from the Union or the employer that such adjusted contribution rate is necessary to avoid future deficits or surpluses. In the event that your vacation component contributions exceed the vacation payments made by the Fund in accordance with the terms of the collective bargaining agreement, including disability taxes and the Employer's and employees' share of FICA taxes, the balance will be refunded to you on or before January 30th of the succeeding calendar year.

If the foregoing conforms with your understanding, please sign below where indicated.

ACCEPTED AND APPROVED: Drug, Chemical, Cosmetic, Plastics and Affiliated Industries Warehouse Employees Local 815, Affiliated with the International Brotherhood of Teamsters
By:	/s/ ROBERT BELLACH Robert Bellach, President
By:	/s/ GEORGE L. MIRANDA George L. Miranda, Secretary-Treasurer/CEO
ACCEPTED AND APPROVED: EON LABS INC.
By:	/s/ WILLIAM F. HOLT	VP Finance

	Employer	Title

LOCAL UNION NO. 815
 DRUG CHEMICAL COSMETIC PLASTICS AND AFFILIATED INDUSTRIES WAREHOUSE EMPLOYEES
Affiliated with the
 International Brotherhood of Teamsters

GENERAL OFFICE: 467 SYLVAN AVENUE    •    ENGLEWOOD CLIFFS, NEW JERSEY 07632

[Teamster's Logo]	PHONE: (201) 567-5552 • (212) 695-3985 • FAX (201) 567-2435

                      November 10, 2002

Eon Labs, Inc.
227-15 North Conduit Avenue
Laurelton, NY 11413

Gentlemen:

This is to confirm our understanding that, except as required by applicable law, the Employer will not be required to make a contribution to the Union Mutual Fund or to the Allied Welfare Fund on behalf of any employee for any week for which such employee receives no pay.

ACCEPTED AND APPROVED: Drug, Chemical, Cosmetic, Plastics and Affiliated Industries Warehouse Employees Local 815, Affiliated with the International Brotherhood of Teamsters
By:	/s/ ROBERT BELLACH Robert Bellach, President
By:	/s/ GEORGE L. MIRANDA George L. Miranda, Secretary-Treasurer/CEO
ACCEPTED AND APPROVED: EON LABS INC.
By:	/s/ WILLIAM F. HOLT	VP Finance

	Employer	Title

LOCAL UNION NO. 815
 DRUG CHEMICAL COSMETIC PLASTICS AND AFFILIATED INDUSTRIES WAREHOUSE EMPLOYEES
Affiliated with the
 International Brotherhood of Teamsters

GENERAL OFFICE: 467 SYLVAN AVENUE    •    ENGLEWOOD CLIFFS, NEW JERSEY 07632

[Teamster's Logo]	PHONE: (201) 567-5552 • (212) 695-3985 • FAX (201) 567-2435

                      November 10, 2002

Eon Labs, Inc.
227-15 North Conduit Avenue
Laurelton, NY 11413

Gentlemen:

You are hereby notified that the Union has no interest in inspecting or utilizing your books, records or other data for any purpose other than the computation of welfare and pension payments, and will not seek to inspect any records other than those immediately necessary for computation.

If the following conforms with your understanding, please sign below where indicated.

ACCEPTED AND APPROVED: Drug, Chemical, Cosmetic, Plastics and Affiliated Industries Warehouse Employees Local 815, Affiliated with the International Brotherhood of Teamsters
By:	/s/ ROBERT BELLACH Robert Bellach, President
By:	/s/ GEORGE L. MIRANDA George L. Miranda, Secretary-Treasurer/CEO
ACCEPTED AND APPROVED: EON LABS INC.
By:	/s/ WILLIAM F. HOLT	VP Finance

	Employer	Title

LOCAL UNION NO. 815
 DRUG CHEMICAL COSMETIC PLASTICS AND AFFILIATED INDUSTRIES WAREHOUSE EMPLOYEES
Affiliated with the
 International Brotherhood of Teamsters

GENERAL OFFICE: 467 SYLVAN AVENUE    •    ENGLEWOOD CLIFFS, NEW JERSEY 07632

[Teamster's Logo]	PHONE: (201) 567-5552 • (212) 695-3985 • FAX (201) 567-2435

                      November 10, 2002

Eon Labs, Inc.
227-15 North Conduit Avenue
Laurelton, NY 11413

Gentlemen:

This is to confirm our understanding that, the Employer agrees that insofar as is practicable except as provided in Collective Bargaining Agreement Articles VIII and IX, the least-senior employee will be utilized first in the event that it is necessary to transfer employees temporarily from one job to another.

ACCEPTED AND APPROVED: Drug, Chemical, Cosmetic, Plastics and Affiliated Industries Warehouse Employees Local 815, Affiliated with the International Brotherhood of Teamsters
By:	/s/ ROBERT BELLACH Robert Bellach, President
By:	/s/ GEORGE L. MIRANDA George L. Miranda, Secretary-Treasurer/CEO
ACCEPTED AND APPROVED: EON LABS INC.
By:	/s/ WILLIAM F. HOLT	VP Finance

	Employer	Title

LOCAL UNION NO. 815
 DRUG CHEMICAL COSMETIC PLASTICS AND AFFILIATED INDUSTRIES WAREHOUSE EMPLOYEES
Affiliated with the
 International Brotherhood of Teamsters

GENERAL OFFICE: 467 SYLVAN AVENUE    •    ENGLEWOOD CLIFFS, NEW JERSEY 07632

[Teamster's Logo]	PHONE: (201) 567-5552 • (212) 695-3985 • FAX (201) 567-2435

                      November 10, 2002

Eon Labs, Inc.
227-15 North Conduit Avenue
Laurelton, NY 11413

Gentlemen:

As per our memorandum of Agreement ratified on November 8, 2002, this letter is to confirm our understanding that Local 815 will have approximately 200 copies of the 2002 - 2005 Eon Labs, Inc. collective bargaining agreement printed in booklet form.

It is further understood that upon completion of such printing, Eon Labs will reimburse Local 815 50% of the cost of such printing.

If the foregoing conforms with your understanding, please sign below where indicated.

ACCEPTED AND APPROVED: Drug, Chemical, Cosmetic, Plastics and Affiliated Industries Warehouse Employees Local 815, Affiliated with the International Brotherhood of Teamsters
By:	/s/ ROBERT BELLACH Robert Bellach, President
By:	/s/ GEORGE L. MIRANDA George L. Miranda, Secretary-Treasurer/CEO
ACCEPTED AND APPROVED: EON LABS INC.
By:	/s/ WILLIAM F. HOLT	VP Finance

	Employer	Title

LOCAL UNION NO. 815
 DRUG CHEMICAL COSMETIC PLASTICS AND AFFILIATED INDUSTRIES WAREHOUSE EMPLOYEES
Affiliated with the
 International Brotherhood of Teamsters

GENERAL OFFICE: 467 SYLVAN AVENUE    •    ENGLEWOOD CLIFFS, NEW JERSEY 07632

[Teamster's Logo]	PHONE: (201) 567-5552 • (212) 695-3985 • FAX (201) 567-2435

                      November 10, 2002

Eon Labs, Inc.
227-15 North Conduit Avenue
Laurelton, NY 11413

Gentlemen:

Recognizing the industry in which Eon Labs operates, and as per the memorandum of agreement between Local 815 and Eon Labs ratified by the members on November 8, 2002, the Union agrees that, upon notification from the Employer, it shall negotiate in good faith a drug and alcohol testing program which shall be incorporated into the collective bargaining agreement.

If the foregoing conforms with your understanding, please sign below where indicated.

ACCEPTED AND APPROVED: Drug, Chemical, Cosmetic, Plastics and Affiliated Industries Warehouse Employees Local 815, Affiliated with the International Brotherhood of Teamsters
By:	/s/ ROBERT BELLACH Robert Bellach, President
By:	/s/ GEORGE L. MIRANDA George L. Miranda, Secretary-Treasurer/CEO
ACCEPTED AND APPROVED: EON LABS INC.
By:	/s/ WILLIAM F. HOLT	VP Finance

	Employer	Title